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                                             Exhibit 23.1

                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996, except Note 10, as to which the date is May 30, 1996, included in the Registration Statement on Form S-1 and the related Prospectus of American Disposal Services, Inc. for the registration of up to 3,162,500 shares of its common stock.


                                     ERNST & YOUNG LLP

Chicago, Illinois
July 11, 1996